UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 17, 2004

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 17, 2004, the Compensation Committee (the “Committee”) of the Board of Directors of Cost Plus, Inc. (the “Company”) amended the Company’s Cash Plus Incentive Plan (the “Plan”), a copy of which is attached hereto as Exhibit 10.1. Pursuant to the Plan, the Company’s officers, as defined in the Plan, may receive performance-based compensation based on the Company’s achievement of specified revenue targets and an individual officer’s achievement of functional performance goals.

The material terms of the Plan are as follows:

•	Each officer is assigned a target award, varying by position and ranging up to 100% of base salary;

•	Financial goals are derived from the Company’s earnings before interest, taxes, depreciation and amortization and are subject to Committee approval;

•	Individual goals (a) shall be objective and measurable, (b) shall relate to Company goals, (c) shall address strategic issues and (d) may be milestone-based; and

•	Awards are recommended by the CEO and approved by the Committee.

Also on November 17, 2004, the Committee adopted a form of option agreement (the “Option Agreement”) for use in connection with the Company’s 2004 Stock Plan, which was approved by the Company’s shareholders on July 1, 2004. A copy of the Option Agreement is attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
10.1	Cash Plus Incentive Plan, as amended.

10.2	Form of Option Agreement, 2004 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC

By:	/s/ John J. Luttrell
John J. Luttrell
Senior Vice President and Chief Financial Officer (Principal Accounting Officer)

Dated: November 23, 2004

EXHIBIT INDEX

Exhibit Number	Description
10.1	Cash Plus Incentive Plan, as amended.

10.2	Form of Option Agreement, 2004 Stock Plan.